UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 28, 2010

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COVENANT TRANSPORTATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24960	88-0320154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Birmingham Hwy., Chattanooga, TN	37419
(Address of principal executive offices)	(Zip Code)

(423) 821-1212
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 28, 2010, Covenant Transport, Inc., a Tennessee corporation (“CTI”), and CTG Leasing Company, a Nevada corporation (“CTGL”; and together with CTI, the "Covenant Lessees"), both of which are wholly-owned subsidiaries of Covenant Transportation Group, Inc., a Nevada corporation (the "Company"), executed a letter agreement (the "Letter Agreement") with Transport International Pool, Inc., a Pennsylvania corporation doing business as Trailer Fleet Services ("TIP").  The Letter Agreement relates to and modifies that certain Master Lease Agreement dated April 15, 2003 (the "Master Lease Agreement"), between TIP and CTI, pursuant to which CTI has entered into equipment lease schedules covering 2,446 of the TIP trailers (the "Designated Schedules").  The Designated Schedules are scheduled to expire between November 2010 and May 2011.  In addition, contemporaneously with the execution of the Letter Agreement, CTI returned 543 trailers in accordance with the terms of the Master Lease in order to better match the Company's trailer fleet with its current number of tractors.

Pursuant to the terms of the Letter Agreement, upon the scheduled expiration of each of the Designated Schedules, CTGL will lease from TIP the trailers that are subject to such Designated Schedule on the terms and conditions set forth in the Letter Agreement and a new lease schedule (the "CTGL Lease Schedule") attached to and made a part of the Letter Agreement.  Under the terms of the Letter Agreement and the CTGL Lease Schedule, the trailers subject to the Designated Schedules will be required to be returned or purchased at the rate of approximately 100 trailers per month beginning February 2012.  The improved rental rate under the CTGL Lease Schedule, coupled with the reduction in rental expense associated with the return of 543 trailers, is expected to provide the Company with savings on the TIP trailers in fiscal year 2011.

In order to induce TIP to enter into the Letter Agreement, the Covenant Lessees were required to, and did, deliver to TIP a corporate guaranty, duly executed by the Company, the Covenant Lessees, and the following additional subsidiaries of the Company:  Southern Refrigerated Transport, Inc., an Arkansas corporation ("SRT"), Covenant Asset Management, Inc., a Nevada corporation ("CAM"), and Star Transportation, Inc., a Tennessee corporation ("Star"; and collectively with the Company, the Covenant Lessees, SRT, and CAM, the "Guarantors"), pursuant to which the Guarantors agreed to guaranty all existing and future obligations of the Company and its subsidiaries from time-to-time owing to TIP, including, without limitation, all obligations under the Master Lease Agreement (collectively, the "Covenant Lease Obligations").  In addition, the Covenant Lessees were required to, and did, deliver to TIP a $2.5 million letter of credit issued by Bank of America, N.A. under the Company's existing revolving credit facility (the "Letter of Credit") to secure the Covenant Lease Obligations.  The Letter of Credit is scheduled to be reduced in amount as the Covenant Lease Obligations decline over the term of the Master Lease Agreement.

The foregoing summary of the terms and conditions of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, which will be filed with the Company’s Form 10-K for the year ending December 31, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENANT TRANSPORTATION GROUP, INC.

Date: November 3, 2010	By:	/s/ Richard B. Cribbs
Richard B. Cribbs Senior Vice President and Chief Financial Officer